Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Condensed Consolidated Interim Financial Statements

For The Quarter Ended March 31, 2017

(Expressed in US Dollars)

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Condensed consolidated statements of financial position

(Expressed in US dollars)

	Notes	March 31, 2017
ASSETS
Current assets
Cash and cash equivalents		$ 3,052
Receivables		17,668
		20,720
Non-current assets
Note Receivable	4	378,161
Intangible Asset - Technology	1	100,000
TOTAL ASSETS		$ 498,881
LIABILITIES Trade payables and accrued liabilities	6	$ 362,152
Note Payable	5	300,000
Convertible loan	7	64,287
TOTAL LIABILITIES		726,439
SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common Stock	8	4,331,270
Accumulated deficit		(4,558,828)
TOTAL EQUITY (DEFICIENCY)		(227,558)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$ 498,881

See accompanying notes to the unaudited condensed consolidated interim financial statements

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Condensed consolidated interim statements of loss and comprehensive loss

(Expressed in US dollars)

Quarter Ended March 31, 2017

EXPENSES
Consulting fees	36,500
Management and director fees Interest and bank charges	3,250 4,768
Professional fees	7,294
Shareholder communication	18,742
Transfer agent, filing fees and shareholder relations	3,000

(73,554)

OTHER ITEMS
Interest Income	2,836
Gain on debt settlement	5,985

(64,733)

Net income (loss) and comprehensive income (loss) for the period	$ (64,733)

Basic and diluted net income (loss) per common share	$ (0.0006)

Weighted average number of common shares outstanding	102,884,563

See accompanying notes to the unaudited condensed consolidated interim financial statements

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Condensed consolidated interim statement of changes in shareholders’ equity

(Expressed in US dollars)

		Share capital
	Notes	Number of voting common shares	Amount	Deficit	Total
Balance at December 31, 2016		102,798,063	$ 4,256,705	$ (4,494,095)	$ (237,390)
Shares issued for cash (Note 8)		40,500	38,065	-	38,065
Shares issued for consulting services (Note 8) Comprehensive loss for the year		46,000 -	36,500 -	- (64,733)	36,500 (64,733)
Balance at March 31, 2017		102,884,563	$ 4,331,270	$ (4,558,828)	$ (227,558)

See accompanying notes to the unaudited condensed consolidated interim financial statements

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Condensed consolidated interim statements of cash flows

Quarter ended March 31, 2017

(Unaudited – prepared by management)

(Expressed in US dollars)

Quarter Ended March 31, 2017
Operating activities
Income (loss) for the period	$ (64,733)
Changes in non-cash working capital items:
(Increase) decrease in receivables Increase (decrease) in trade payables and accrued liabilities	(2,836) (16,185)
Net cash flows provided by (used in) operating activities	(83,754)
Financing activities
Shares issued for cash Shares issued for services	38,065 36,500
Net cash flows provided by financing activities	74,565
Increase (decrease) in cash and cash equivalents	(9,190)
Cash and cash equivalents, beginning of period	12,242
Cash and cash equivalents, end of period	$ 3,052

See accompanying notes to the unaudited condensed consolidated interim financial statements

6

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

1.

Nature and continuance of operations

Prosalutis Holdings Inc. (“Prosalutis” or the “Company”) was incorporated on November 25, 2009, under the laws of the province of British Columbia, Canada. On March 18, 2016 the Company’s name was changed from Green Flag Ventures Inc. to Prosalutis Holdings Inc.

From July through September 2015, the Company issued 20,661,500 common shares and completed a reverse merger with American First Financial Inc. (“American First”), a private British Columbia company, pursuant to a reorganization agreement dated July 27, 2015 whereby American First acquired 60% of the issued and outstanding common shares of the Company in exchange for 100% of the issued and outstanding common shares of American First.

Prior to the reverse merger, American First completed a reorganization with WTTJ, Corp, a corporation incorporated under the laws of the State of Michigan (“WTTJ”) pursuant to a reorganization agreement dated July 1, 2015 whereby WTTJ acquired 100% of the issued and outstanding common shares of American First in exchange for 82% of the issued and outstanding common shares of WTTJ.

On March 15, 2016 the Company entered into an exclusive rights agreement whereby the Company agreed to issue 100,000,000 shares in exchange for all rights, title, and interest in intellectual property and all associated patents, patents pending, patent applications, copyright and trademarks relating to a drug trade named SPT1000, a natural metabolite, which has a strong anti-inflammatory effect in the brain (“Technology”). The Company agreed to provide a minimum of $1,500,000.00 USD on a best efforts basis in development and production funding for the continued and further enhancement, improvement, modification and commercialization of the Technology. The Company also agreed to pay a ten percent (10%) royalty based on total net profits received from the commercial sales of the Technology to a third party. During 2016, all 100,000,000 shares were issued and the intangible asset was recorded at a value of $100,000.00 USD.

The head office, principal address and registered and records office of the Company are located at 1800 – 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2.

These unaudited condensed consolidated interim financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.  Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future.  The Company’s continuation as a going concern is dependent upon the successful results from its activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations.  Management intends to finance operating costs over the next twelve months with loans from directors and companies controlled by directors and or private placement of common shares.

2.

Significant accounting policies and basis of preparation

Statement of compliance and conversion to International Financial Reporting Standards

The consolidated annual financial statements, including comparatives, have been prepared in accordance with International Accounting Standard 34 “Interim Financial Reporting” (“IAS 34”) using accounting policies consistent with International Financial reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the IFRS Interpretations Committee (“IFRIC”).

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

Basis of preparation

The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable.  The consolidated annual financial statements are presented in US dollars unless otherwise noted, which have been converted from the Company’s functional currency, Canadian dollars.

Intangible Asset

The Company capitalizes acquisition and development costs associated with the Technology as intangible assets. The amount capitalized represents fair value at the time the intangible assets are acquired. Upon commencement of commercial production, the Technology will be amortized over its useful life.

3.

Capital management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company.  The Board of Directors does not establish quantitative returns on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.  Management considers the Company’s capital structure to primarily consist of the components of shareholder’s equity.

The Company will continue to execute its business model and if it has adequate financial resources to do so.  Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.  There were no changes in the Company’s approach to capital management during the three months ended March 31, 2017.  The Company is not subject to externally imposed capital requirements.

4.

Note receivable

On October 1, 2015, the Company received a promissory note in the amount of $378,161 in exchange for the issuance of 10,000 common shares of the Company.  The promissory note carries an interest rate of 3% per annum, compounded annually, on the unpaid balance and the note is due on October 1, 2020.

Should the holder of the note sell any common shares, the equal prorated amount of the promissory note is due within 7 days of any sale of common shares.

5.

Note payable

On September 1, 2015 the Company entered into a consulting agreement for outreach, radio, and television services with a third party consultant. The services include the following: broadcast of radio & tv interviews, re-broadcast of interviews, newsletter outreach, ancillary press services, company spokesperson services, general financial public relations services, broker dealer introduction services, as well as counsel regarding strategic business and financial plans. In exchange for the services, the Company agreed to a fee of $35,000 due within 60 days, in addition to $400,000 worth stock in the Company, restricted for a maximum of six months. In conjunction with the consulting agreement, the Company signed a promissory note for $400,000 due on October 2, 2015 with a 3% annual interest rate.

As of March 31, 2017 the $35,000 fee had not yet been paid and is on the balance sheet in trade payables and accrued liabilities. In 2016, the Company issued 2,500,000 shares in order to settle $100,000 of the $400,000 promissory note. As of March 31, 2017 the remaining balance due on the promissory note of $300,000 is on the balance sheet in note payable. Additionally, $3,000 in interest expense related to the promissory note for the quarter ended March 31, 2017 has been recorded on the income statement under interest and bank charges as well as on the balance sheet in trade payables and accrued liabilities.

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

6.

Trade payables and accrued liabilities

Mar. 31, 2017
Trade payables	$ 137,287
Due to related parties	201,088
Accrued liabilities	23,777
$ 362,152

7.

Convertible loan

On April 8, 2013 the Company received $64,287 in convertible loan subscriptions. The loan has bears interest at 10% with interest payable semi-annually.  For the quarter ended March 31, 2017, the Company has accrued $1,607 of interest expense. Upon conversion, the loan will convert into 170 units at a price of $380.00 per unit. Each unit will consist of one common share and one non-transferable share purchase warrant. Each warrant is exercisable at a price of $380.00 per share in the first year and $760.00 per share thereafter. In relation to the convertible loan subscription, the Company paid a finder’s fee of $6,429 and 17 Agent’s Warrants. The Agent’s Warrants were valued at $3,857 using the Black-Scholes Model and the following assumptions:

Expected life of agent’s warrants	1.5 years
Annualized volatility	131.20%
Risk-free interest rate	1.16%
Dividend rate	0%

8.

        Share capital

Authorized share capital

Unlimited number of voting common shares without par value and unlimited number of non-voting common shares without par value.

Share Consolidation

On March 18, 2016 the Company approved a reverse split of its common stock with a ratio of one post-split share for every 1,000 shares issued and outstanding on that date, resulting in a reduction of its issued and outstanding common shares from 51,841,769 to 51,842 shares. All share and related option information presented in these financial statements and accompanying footnotes has been adjusted retroactively to reflect the decreased number of shares resulting from the split.

Share issuances

During the quarter ended March 31, 2017, the Company completed four non-brokered private placement financings issuing 40,500 common shares in exchange for $38,065 in gross proceeds and issued 46,000 in exchange for $36,500 worth of consulting services.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, and in accordance with the Exchange requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 10% of the Company’s issued and outstanding common shares.  Under the plan, an option’s maximum term is five years from the grant date

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

During the quarter ended March 31, 2017 there were no stock options outstanding.

Warrants

There were no changes in warrants during the quarter ended March 31, 2017.

Details of warrants outstanding as at March 31, 2017 are as follows:

Number of Shares	Exercise Price	Expiry Date

67.6	$22,700.00	July 27, 2018*
7.17 -	22,700.00	August 7, 2018**

74.77

*the exercise price of the warrants increases by $4,500.00 every year on July 27th until their expiry on July 27,   2018.

**the exercise price of the warrants increases by $4,500.00 every year on August 7th until their expiry on August 7, 2018.

Agent’s Warrants

The changes in agent’s warrants during the quarter ended March 31, 2017:

	Three months ended Mar. 31, 2017
	Number of warrants	Weighted average exercise price
Warrants outstanding, beginning of quarter	4.53	$ 22,700.00
Warrants outstanding, end of quarter	4.53	$ 22,700.00
Warrants exercisable, end of quarter	4.53	$ 22,700.00

Details of agent’s warrants outstanding as March 31, 2017 are as follows:

Number of Agent’s Warrants	Exercise Price	Expiry Date

3.81	$22,700.00	July 27,2018*
.717	22,700.00	August 7, 2018**

4.527

*the exercise price of the warrants increases by $4,500.00 every year on July 27th until their expiry on July 27,   2018.

**the exercise price of the warrants increases by $4,500.00 every year on August 7th until their expiry on August 7, 2018.

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

9.

Related party transactions

Related party balances

The following amounts due to related parties are included in trade payables and accrued liabilities:

Mar. 31, 2016
Companies controlled by former directors of the Company Due to Shareholders	$151,264 $ 49,824

          $201,088

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

During the quarter ended March 31, 2017, the Company repaid $21,910 owed to a shareholder for loans and out of pocket costs previously incurred by the shareholder on behalf of the Company.

10.

Financial risk management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.  The Company’s primary exposure to credit risk is on its cash held in bank accounts. The Company’s cash and cash equivalents are held at large Canadian financial institution in interest bearing accounts. The Company has no investment in asset backed commercial paper.  The Company’s secondary exposure to risk is on its other receivables.  This risk is minimal as receivables consist primarily of refundable government goods and services sales taxes.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

Foreign exchange risk

The Company has a trivial balance denominated in a foreign currency and believes it has no significant foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

Prosalutis Holdings Inc. (formerly Greenflag Ventures Inc.)

Notes to the condensed consolidated interim financial statements

(Expressed in US dollars)

For the Quarter Ended March 31, 2017

The risk that the Company will realize a loss as a result of a decline in the fair value of the short-term investments included in cash and cash equivalents is minimal.

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

Mar. 31, 2017
Cash and cash equivalents	$ 3,052
$ 3,052

Financial liabilities included in the statement of financial position are as follows:

Mar. 31, 2017
Non-derivative financial liabilities:
Trade payables Note Payable	$ 362,152 300,000
Convertible loan	64,287
$ 726,439

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•

Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables, accounts payable and accrued liabilities, approximate their carrying values.  The Company’s other financial instruments, being cash and cash equivalents, are measured at fair value using Level 1 inputs. During the year there were no transfers between levels.

11.

Segmented information

The Company operates in one reportable operating segment, being business development in North America.

12.

Subsequent Events

The Company evaluated subsequent events through June 27, 2017. As of June 27, 2017, the Company has no material subsequent events except for the following:

In May 2017, the Company completed five non-brokered private placement financings issuing 98,250 common shares in exchange for $105,472 in gross proceeds.